Exhibit 10.1

SIXTH AMENDMENT TO EXECUTIVE CONSULTING AGREEMENT

                This Sixth Amendment to Executive Consulting Agreement is made as of the 1st day of January, 2008, by and between NBTY, Inc. (the “Company”) and RUDOLPH MANAGEMENT ASSOCIATES, INC., a Florida corporation (“RMA”).

W I  T N E S S E T H:

                WHEREAS, the Company and RMA entered into that certain Executive Consulting Agreement, dated as of January 1, 2002 (as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment, the “Agreement”);

                WHEREAS, the term of the Agreement expires on December 31, 2007 (the “Term”);

                WHEREAS, the Compensation Committee of the Company (the “Committee”) met on November 27, 2007, with all members of the Committee present to consider whether to extend the Term of Agreement;

                WHEREAS, the Committee decided to extend the Term of the Agreement; and

                WHEREAS, RMA and ARTHUR RUDOLPH desire to continue to make their respective services as an Executive Consultant available to the Company.

                NOW, THEREFORE, in consideration of the mutual promises hereafter contained and for other good and valuable consideration, the parties agree as follows:

1.             Term.  Section 1 of the Agreement is hereby amended and restated to read in its entirety as follows:

“1.           Retention.  The Company hereby retains RMA to provide the services of ARTHUR RUDOLPH and ARTHUR RUDOLPH hereby accepts the engagement of Executive Consultant from January 1, 2008 through December 31, 2008 (the “Term”).”

2.             Termination.  Section 4 of the Agreement is hereby amended and restated in its entirely as follows:

“4.           Termination.  If during the Term of this Agreement ARTHUR RUDOLPH shall die, become disabled or give written notice of his intention to cease providing services to the Company, this Agreement shall terminate and the Company shall have no further obligation to pay the Consulting Fee.  In addition, if during the Term of this Agreement ARTHUR RUDOLPH shall engage in for cause conduct, the Company shall have the right to terminate this Agreement and have no further obligation to pay the Consulting Fee.  For purposes of this Agreement, (1) disability shall mean mental or physical illness or condition rendering ARTHUR RUDOLPH incapable of performing his normal consulting duties with the Company and (2) for cause conduct shall mean (i)

conviction of (or entering of a guilty or a nolo contendere plea to a crime that constitutes) a felony of any type or a misdemeanor involving moral turpitude, (ii) willful, illegal or gross misconduct, in either case, that results in material and demonstrable damage to the business or reputation of the Company, (iii) willful and continued failure to perform his duties hereunder (other than such failure resulting from incapacity due to physical or mental illness) within ten (10) business days after the Company delivers a written demand for performance that specifically identifies the actions to be performed, (iv) engaging in fraud in connection with the business of the Company or embezzlement or misappropriation of the Company’s funds or property, (v) habitual abuse of narcotics or alcohol, or (vi) the breach of any term of this Agreement.”

                3.  Continuity.  Except as otherwise expressly amended by this Sixth Amendment, the Agreement shall continue in full force and effect.

                4.  Governing Law; Counterparts.  This Amendment shall be construed and enforced according to the laws of the State of New York.  This Amendment may be executed in any number of counterparts, each of which shall be considered an original for all purposes, and all of which when taken together constitute a single counterpart instrument.

                IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

RUDOLPH MANAGEMENT ASSOCIATES, INC.		NBTY, INC.

By:	/s/ Arthur Rudolph	By:	/s/ Harvey Kamil
	Arthur Rudolph		Harvey Kamil
	President		President

Agreed and Consented:

/s/ Arthur Rudolph
ARTHUR RUDOLPH, individually